Exhibit 99.1

Luminar Day: Unveiling New Tech, Exclusive Partnerships, Roadmap
Industry CEOs and Company Execs Discuss Luminar’s Vision, Execution, and
The Automotive Revolution for Next-Generation Safety and Autonomy

News Summary:
•Unveiling new Iris+ sensor; 300 meter ranging facility; Seagate lidar acquisition to accelerate next-gen
•New automated, high-volume Mexico manufacturing facility ahead of guidance
•Luminar now planned into over 20 production vehicle models across automakers; expecting at least triple-digit revenue growth every year for the next five years
•Announcing Luminar AI Engine and exclusive partnership with Scale.ai
•Announcing new commercial deals with Swiss Re and Pony.ai
•Established Luminar Semiconductor from combination of semi subsidiaries

Orlando, Fla. — February 28, 2023 — Today Luminar (NASDAQ: LAZR), a leading global automotive technology company, is hosting Luminar Day at its headquarters and via live webcast at www.luminartech.com/day. The company is announcing a flurry of news, which includes the reveal of its new Iris+ sensor and associated software, which Mercedes-Benz is integrating into its next generation vehicle lineup. Luminar is also unveiling its product roadmap, several new exclusive commercial agreements, the acquisition of Seagate’s lidar-related assets, Luminar Semiconductor subsidiary, and a new insurance initiative in partnership with Swiss Re to reduce insurance cost for vehicles equipped with Luminar.
“We made a big bet early on, and today it’s more clear than ever the industry has aligned to our products and roadmap for enhancing (not replacing) drivers with next-generation safety and autonomy. As of today, Luminar is now planned into over twenty production vehicle models from automakers,” said Austin Russell, Founder and CEO. “At Luminar Day, both our executives and valued partners are all here to show that we’re not only leading in this new era, but also successfully executing our plans across hardware, software, industrialization, commercial partnerships, and beyond.”
Below is a summary of Luminar Day announcements. Tune in to hear from the CEOs at Volvo Cars, Daimler Truck, Polestar, Swiss Re, Pony.ai, Scale.ai, and eCARX, as well as executives from Mercedes-Benz and NVIDIA on the partnership and vision. To view the livestream now in progress, go to: www.luminartech.com/day.

Unveiling New Iris+ Sensor; 300 Meter Ranging Facility; Advancing Next Gen Lidar Roadmap
Luminar is revealing a new Iris+ sensor, which adds to its current product portfolio for new and existing customers. Iris+ furthers the mission for enhanced vehicle safety and autonomous capabilities by enabling even greater performance and collision avoidance of small objects at up to autobahn-level speeds. It also features an even slimmer profile for seamless integration into the roofline of production vehicle models. The new product demonstrates Luminar’s engineering velocity is accelerating. Iris+ has already begun shipping to its lead customer, and is currently being industrialized to support series production vehicle launches beginning 2025 and beyond. To support the vast global scale of upcoming vehicle launches with Iris+, Luminar plans to bring online an additional manufacturing facility in Asia with a local partner.

Today, Iris+ is being demonstrated live at Luminar’s new long-range test and validation facility, which Luminar believes is the largest ranging and validation facility on the planet at over 300 meters long. The indoor, controlled facility was built for the highest automotive test and validation requirements of automotive OEMs for series production and engineered for Luminar’s leading lidar resolution-at-range capability.

In January, Luminar acquired Seagate’s lidar program in order to accelerate its future lidar development efforts, beyond Iris+. Seagate is the leading global provider of data storage solutions, with relevant experience in engineering, costing-down, and manufacturing tens of millions of hard drives annually. Luminar acquired lidar-related IP, assets, and welcomed a technical team who will further strengthen its next gen lidar development, automated manufacturing processes, and cost-down initiatives. The transaction is another example of Luminar executing on its opportunistic M&A strategy, and did not have a material impact to the company’s balance sheet.

New Automated, High-Volume Manufacturing Facility in Mexico Ahead of Guidance
Luminar is successfully executing its industrialization plan in conjunction with its automaker partners. Its initial lower-volume facility reached the start of production late last year, and now the company is focused on the next phase of industrialization: increasing automation and expanding capacity to support the large-scale global vehicle launches ahead.

Today, Luminar is announcing that its new dedicated, highly-automated, high volume manufacturing facility in Mexico is now expected to initially come online in Q2’23, ahead of the prior second-half guidance. The new facility is then scheduled to complete a rigorous validation process throughout 2H‘23 to meet automakers’ standards and requirements for large-scale, global vehicle launches. This new facility is being built in conjunction with Luminar’s contract manufacturing partner, Celestica. Luminar is also expanding to a dedicated, highly automated facility with its contract manufacturing partner Fabrinet in Thailand for the optical sub-assembly.

Luminar AI Engine and Exclusive Scale.ai Partnership: Unleashing the Potential of Luminar’s 3D Lidar Data
Because data is key to unleashing the next generation safety and autonomy capabilities of Luminar sensors, the company invested in software development early on.

Since 2017, Luminar has been quietly developing AI capabilities on its 3D lidar data to further the performance and functionality of next-generation safety and autonomy on vehicles. Today at Luminar Day, the company is showcasing its machine-learning based Luminar AI Engine enabling greater accuracy and precision of detecting objects, vehicles, pedestrians, and beyond. Luminar expects more than a million Luminar-equipped vehicles on the road over the next few years capturing 3D data, which has the opportunity to fuel its AI engine with the most comprehensive, accurate, and up-to-date 3D dataset in the industry. This captured lidar data can also be used for Luminar’s HD Mapping in constructing a 3D model of the driveable world.

Scale.ai, the leader in data infrastructure for artificial intelligence applications, and Luminar are partnering to supercharge the Luminar AI Engine. Scale’s technology will now be available exclusively to Luminar and no longer accessible to other providers of lidar. Scale also will be Luminar’s exclusive provider of data labeling and AI tools. Alexandr Wang, Founder and CEO of Scale, will speak to the partnership on stage with Austin Russell at Luminar Day on today’s livestream.

New Commercial Agreement with Pony.ai
Building on the recent new wins across vehicle lineups from Mercedes-Benz and Polestar, today Luminar announced a new commercial agreement involving Luminar hardware and software with Pony.ai.

Pony.ai, a leading global autonomous driving technology company, is now partnering with Luminar for its next-generation commercial trucking and robotaxi platforms, which are targeted for series production by 2025. In addition, Pony.ai is pleased to partner with Luminar to further improve the performance and accuracy of Luminar’s

AI engine. Dr. James Peng, co-founder and CEO of Pony.ai, will speak to the partnership on the Luminar Day livestream.

Announcing Luminar Insurance Program and Exclusive Swiss Re Partnership
Substantial reductions in collisions from Luminar-equipped vehicles not only has the opportunity to save lives, but will also naturally drive down the cost of insurance. To capitalize on this and further accelerate widespread adoption and ultimately standardization of Luminar lidar, the company is launching its own insurance program. Today, Luminar and Swiss Re, one of the world’s leading providers of reinsurance, announced a new exclusive partnership to advance this opportunity and quantify the on-road safety improvements of Luminar-equipped cars and the corresponding impact on insurance.

Establishing Luminar Semiconductor: Combining Three Advanced Semiconductor Subsidiaries

At Luminar Day, the company also announced the combination of its chip design subsidiaries Black Forest Engineering, Optogration, and Freedom Photonics into a new unified entity, Luminar Semiconductor. Mike McAuliffe has joined as President of Luminar Semiconductor. Mike previously served as CEO of several advanced semiconductor and sensing companies, including Seeing Machines, a publicly-traded automotive semiconductor technology company.

Luminar’s strategy to bring these advanced receiver, laser and processing chip technologies in-house has enabled its unmatched lidar performance while further securing and industrializing the lidar supply chain. The company is leveraging this investment in its high-performance, specialized semiconductors beyond lidar, and Luminar Semiconductor is already powering applications for customers across a broad range of sectors from communications to medical to aerospace.

Join Luminar Day via Live Stream
Luminar Day begins at 1:30pmET/10:30amPT with a presentation by Austin Russell. Throughout the event, company executives and third-party industry leaders will discuss Luminar’s vision, execution and the industry’s shift towards next-generation safety and autonomy. Luminar partners featured during today’s event include: Jim Rowan, CEO of Volvo Cars; Markus Schäfer, Board of Management of Mercedes-Benz Group AG and Chief Technology Officer for Development & Procurement; David Liu, Founder and CEO of Plus; James Peng, Founder and CEO of Pony.ai; Martin Daum, CEO of Daimler Truck; Dieter Zetsche, advisor to Luminar and former Daimler Chairman; Alexandr Wang, Founder and CEO of Scale; Ziyu Shen, Co-founder and CEO of eCARX; and Russell Higginbotham, CEO of Swiss Re Corporate Solutions.
The company will report Q4’22 and full-year ‘22 results and provide a business outlook promptly after market closes today.

About Luminar
Luminar is a global automotive technology company ushering in a new era of vehicle safety and autonomy. For the past decade, Luminar has built an advanced hardware and software platform to enable its more than 50 industry partners, including the majority of global automotive OEMs. From Volvo Cars and Mercedes-Benz for consumer vehicles and Daimler Trucks for commercial trucks, to tech partners NVIDIA and Intel’s Mobileye, Luminar is poised to be the first automotive technology company to enable next-generation safety and autonomous capabilities for production vehicles. For more information please visit www.luminartech.com.
Contact Information
Media Relations:
Press@luminartech.com

Investor Relations:
Trey Campbell
trey.campbell@luminartech.com

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aims”, “believe,” “may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expected achievement and timing of manufacturing scale up and new facilities; future Luminar product integration and timing by OEMs and through exclusive partnerships described herein; acceleration of Luminar’s technology development efforts; potential cost-savings opportunities and value of Luminar’s insurance initiatives; future successful development and utilization of Luminar’s AI engine as part of vehicle driving software and insurance; and expansion of semiconductor business into adjacent markets. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Luminar’s management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties, including the risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Luminar’s most recently filed periodic reports on Form 10-K and Form 10-Q and other documents Luminar files periodically with the SEC in the future, including hardware, software, and supply chain readiness; positive market reception; changes in market conditions; or other risks, that could cause actual results to differ materially from the forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.